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                                                                    EXHIBIT 99.4

                           HEALTHCARE.COM CORPORATION
                         1850 PARKWAY PLACE, SUITE 1100
                             MARIETTA, GEORGIA 30067

                                      PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE SPECIAL MEETING OF SHAREHOLDERS, AUGUST 13, 2001

         The undersigned hereby appoints PARKER H. PETIT and ROBERT I. MURRIE, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth herein, all shares of Common Stock and Series B Preferred Stock of Healthcare.com Corporation held of record by the undersigned on July 12, 2001 at the Special Meeting of Shareholders to be held at the Company's corporate office building, 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, at 11:00 a.m., Atlanta time, on Monday, August 13, 2001, and any adjournments thereof.

1. ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF MAY 14, 2001, BY AND AMONG XCARE.NET, INC., ORBIT ACQUISITION CORP. AND HEALTHCARE.COM CORPORATION.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

       [ ]  FOR                [ ]  AGAINST             [ ]  ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
ITEM 1. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.

Dated:           , 2001
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                                            Signature


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                                        Signature if held jointly
                            If stock is held in the name of two or more persons, all must sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.